As filed with the Securities and Exchange Commission on October 9, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
COMPASS PATHWAYS PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Tel: +1 (646) 905-3974
(Address of Principal Executive Offices)
COMPASS Pathways plc 2020 Share Option and Incentive Plan
COMPASS Pathways plc 2020 Employee Share Purchase Plan
Non-Plan Share Option Contracts
(Full Title of the Plans)
Nate Poulsen
COMPASS Pathways plc
180 Varick Street
New York, New York 10014
Tel: +1 (646) 905-3974
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mitchell S. Bloom Benjamin K. Marsh Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0) 20 7447 420
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value £0.008 per share
— reserved for issuance pursuant to Registrant’s Non-Plan Share Option Contracts	3,795,283 shares(3)	$17.00(4)	$64,519,811.00	$7,039.11
— reserved for issuance pursuant to Registrant’s Non-Plan Share Option Contracts	257,708 shares(5)	$0.01(6)	$2,577.08	$0.28
— reserved for issuance pursuant to Registrant’s 2020 Share Option and Incentive Plan	2,074,325 shares(7)	$17.00(8)	$35,263,525.00	$3,847.25
— reserved for issuance pursuant to Registrant’s 2020 Employee Share Purchase Plan	340,053 shares(9)	$14.45(10)	$4,913,765.85	$536.09
Total	6,467,369 shares		$104,699,678.93	$11,422.73

(1)These shares may be represented by the American Depositary Shares (“ADSs”) of COMPASS Pathways plc (the “Registrant”). Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-248514).
(2)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Ordinary Shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.
(3)Represents Ordinary Shares issuable upon the exercise of outstanding stock option awards under non-plan share option contracts for employees in England and employees in the United States (the “Non-Plan Share Option Contracts”).
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $17.00 per share, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards granted pursuant to the Non-Plan Share Option Contracts.
(5)Represents Ordinary Shares issuable upon settlement of outstanding restricted stock units under non-plan share option contracts for employees in England and employees in the United States (the “Non-Plan Share Option Contracts”).
(6)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $17.00 per share, the weighted average exercise price (rounded to the nearest cent) of the outstanding restricted stock unit awards granted pursuant to the Non-Plan Share Option Contracts.
(7)Represents Ordinary Shares reserved for future issuance pursuant to awards under the 2020 Share Option and Incentive Plan (the “2020 Plan”).
(8)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based on $17.00, the initial public offering price per share of the Registrant’s ADSs, each representing one Ordinary Share, set forth on the cover page of the Registrant’s prospectus dated September 17, 2020 relating to the Registrant’s initial public offering.
(9)Represents Ordinary Shares reserved for future issuance under the 2020 Employee Share Purchase Plan (the “2020 ESPP”).
(10)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on 85% of $17.00, the initial public offering price per share of the Registrant’s ADSs, each representing one Ordinary Share, set forth on the cover page of the Registrant’s prospectus dated September 17, 2020 relating to its initial public offering. Pursuant to the 2020 ESPP, the purchase price of the Ordinary Shares reserved for issuance thereunder will be 85% of the fair market value of an Ordinary Share on the first trading day of the offering period or on the exercise date, whichever is lower.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2.    Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the U.S. Securities and Exchange Commission (the “Commission”):
(a)The prospectus filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on September 17, 2020, relating to the Registration Statement on Form F-1, as amended (File No. 333-248484), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and
(b)The description of the registrant’s Ordinary Shares and American Depositary Shares contained in the registrant’s Registration Statement on Form 8-A (File No. 001-39522), filed by the registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 15, 2020, including any amendments or reports filed for the purpose of updating such description.
All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the Ordinary Shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Subject to the U.K. Companies Act 2006, members of the Registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the registrant’s Articles of Association:
Current and former members of the Registrant’s board of directors or officers shall be reimbursed for:
(i) all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the Registrant, including any liability incurred in defending any criminal or civil proceedings; and

(ii) expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company (collectively, the “Statutes”) arising in relation to the Registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.
In the case of current or former members of the Registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the Registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the Registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the Registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company in which the court refuses to grant relief to the director.
In addition, members of the Registrant’s board of directors and its officers who have received payment from the Registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the Registrant may prescribe or where the Registrant has reserved the right to require repayment.
In addition, the Registrant has entered or intends to enter into a deed of indemnity with each of its directors and officers. In addition to such indemnification, the Registrant provides its directors and officers with directors’ and officers’ liability insurance.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.
Item 9.    Undertakings.
(a) The registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Articles of Association of COMPASS Pathways plc (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (File No. 333-248484)).
4.1	Form of Deposit Agreement (Incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
4.2	Form of American Depositary Receipt (included in Exhibit 4.1) (Incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
5.1*	Opinion of Goodwin Procter (UK) LLP.
23.1*	Consent of independent registered public accounting firm.
23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1*	Form of Non-Plan Share Option Contracts of COMPASS Pathways plc.
99.2*	2020 Share Option and Incentive Plan and forms of award agreements thereunder.
99.3	2020 Employee Share Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form F-1/A (File No. 333-248484)).
__________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 9th day of October, 2020.

COMPASS PATHWAYS PLC

By:	/s/ George Goldsmith
George Goldsmith
Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George Goldsmith and Piers Morgan as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ George Goldsmith	Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2020
George Goldsmith

/s/ Piers Morgan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 9, 2020
Piers Morgan

/s/ Ekaterina Malievskaia	Chief Innovation Officer and Director	October 9, 2020
Ekaterina Malievskaia, M.D.

/s/ Florian Brand	Director	October 9, 2020
Florian Brand

/s/ Jason Camm	Director	October 9, 2020
Jason Camm

/s/ Annalisa Jenkins	Director	October 9, 2020
Annalisa Jenkins, MBBS

/s/ Thomas Lönngren	Director	October 9, 2020
Thomas Lönngren

/s/ Linda McGoldrick	Director	October 9, 2020
Linda McGoldrick

/s/ Robert McQuade	Director	October 9, 2020
Robert McQuade

/s/ David Norton	Director	October 9, 2020
David Norton

By: /s/ Nate Poulsen	Authorized Representative in the United States	October 9, 2020
Name: Nate Poulsen Title: General Counsel